Table

of Contents
Coronado Global Resources Inc. Form 10-Q June 30, 2022

1
EXHIBIT 15.1
ACKNOWLEDGMENT OF ERNST & YOUNG,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders

and Board of Directors of Coronado Global Resources Inc.
We are aware of the incorporation by reference in

the following Registration Statements (including all

amendments thereto):

1.
Registration Statement (Form S-3 No. 333-239730) of Coronado

Global Resources Inc.;
2. Registration Statement (Form S-8 No. 333-236597) pertaining to the Coronado Global Resources Inc. 2018 Equity
Incentive Plan and the Coronado Global Resources Inc. 2018 Non-Executive

Director Plan; and
3. Registration Statement (Form S-8 No. 333-249566) pertaining to the Coronado Global Resources Inc. 2018 Equity
Incentive Plan

of our review report

dated August 8, 2022 relating

to the unaudited condensed

consolidated interim financial statements

of
Coronado Global Resources Inc. that are included in its Form 10-Q for the quarter ended June 30, 2022.

/s/ Ernst & Young
Brisbane, Australia
August 8, 2022